UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

Material Sciences Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On March 20, 2014, pursuant to the Agreement and Plan of Merger, dated as of January 8, 2014 (the “Merger Agreement”), by and among Material Sciences Corporation, a Delaware corporation (the “Company”), Zink Acquisition Holdings Inc., a Delaware corporation (“Parent”), and Zink Acquisition Merger Sub Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving entity of the merger (the “Merger”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of common stock of the Company, par value $0.02 per share (“Company Common Stock”), issued and outstanding immediately prior to the Merger (other than shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) was converted into the right to receive $12.75 in cash, without interest and less any applicable taxes required to be withheld. In addition, at the effective time of the Merger, (i) each outstanding stock option, whether or not vested, became fully vested and exercisable and was cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $12.75 over such option’s exercise price, and each outstanding stock option that had an exercise price equal to or greater than $12.75 was cancelled without the right to receive any consideration, (ii) each outstanding share of the Company’s restricted stock, whether or not vested, became free of all restrictions, fully vested and transferable and, other than shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law, was cancelled and converted into the right to receive $12.75 in cash, without interest and less applicable withholding taxes, and (iii) each outstanding phantom stock unit of the Company held by members of the board of directors of the Company (the “Board”) was redeemed by the Company, in accordance with the grant agreements therefor, at the same $12.75 per share consideration in cash payable to the Company’s stockholders in the Merger.

The foregoing description of the Merger Agreement and transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2014, and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Merger Agreement was adopted by the Company’s stockholders at the special meeting of the stockholders held on March 20, 2014, and the Merger also closed on March 20, 2014. The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of the Company’s Common Stock (other than shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive $12.75 in cash, without interest and less any applicable taxes required to be withheld, and the Company became a wholly-owned subsidiary of Parent.

In connection with the closing of the Merger, the Company notified the NASDAQ Capital Market (“NASDAQ”) on March 20, 2014, of the completion of the Merger and requested that trading of the Company’s Common Stock be suspended as of the close of business on March 20, 2014, and that NASDAQ file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, which will occur ten days after its filing, the Company expects to file a Form 15 with the SEC to terminate its reporting obligations under the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction above is incorporated herein by reference. At the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Merger was converted into the right to receive $12.75 in cash, without interest and less any applicable taxes required to be withheld, as further described above in the Introduction. Accordingly, at the effective time of the Merger, and subject to appraisal rights under Delaware law, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders of the Company (other than their rights to receive the per share merger consideration).

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. On March 20, 2014, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving entity in the Merger. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. The transaction, which had a fully diluted equity value of approximately $139 million, was funded from a combination of equity financing, debt financing and cash of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the effective time of the Merger, each of Terry L. Bernander, Frank L. Hohmann III, Ryan J. Levenson, Sam Licavoli, Patrick J. McDonnell, Clifford D. Nastas, John P. Reilly and Dominick Schiano resigned as a member of the board of directors of the Company, and each of Clifford D. Nastas (Chief Executive Officer), Matthew M. Murphy (Vice President, Sales and Marketing) and Michael R. Wilson (Vice President, Global Operations) resigned as an officer of the Company.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company as in effect immediately prior to the Merger was amended and restated in its entirety. A copy of the amended and restated certificate of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the bylaws of the Company as in effect immediately prior to the Merger were amended and restated in their entirety. A copy of the amended and restated bylaws of the Company is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of the stockholders (the “Special Meeting”) of the Company, held on March 20, 2014, the Company’s stockholders voted to approve the proposal to adopt the Merger Agreement. The Company’s stockholders also voted to (i) approve, by non-binding, advisory vote, certain compensation arrangements to the Company’s named executive officers in connection with the Merger and (ii) approve the proposal to adjourn the Special Meeting or any adjournment or postponement thereof, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The matters acted upon at the Special Meeting are described in more detail in the Company’s Definitive Proxy Statement filed with the SEC on February 20, 2014, pursuant to which proxies were solicited. There were 8,545,715 shares of Company Common Stock present in person or represented by proxy at the Special Meeting, representing 82.7% of the shares outstanding as of February 18, 2014, the record date for the Special Meeting. The final voting results for each proposal are set forth below:

Proposal 1: To adopt the Merger Agreement, as it may be amended from time to time.

For	Against	Abstain
8,499,502	42,996	3,217

Proposal 2: To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to or on behalf of the Company’s named executive officers that is based on or otherwise relates to the Merger contemplated by the Merger Agreement.

For	Against	Abstain
7,074,285	633,079	838,351

Proposal 3: To approve the adjournment of the Special Meeting or any adjournment or postponement of the meeting, if necessary or appropriate, for the solicitation of additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

For	Against	Abstain
8,406,261	132,848	6,606

Item 8.01.	Other Events.

On March 20, 2014, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Material Sciences Corporation

3.2	Amended and Restated Bylaws of Material Sciences Corporation

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION (Registrant)

Dated: March 20, 2014	By:	/s/ Patrick Murley
	Name:	Patrick Murley
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Material Sciences Corporation

3.2	Amended and Restated Bylaws of Material Sciences Corporation

99.1	Press Release